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                                  EXHIBIT 10.1

                                2005 R. G. BARRY
                              MANAGEMENT BONUS PLAN

                                   OBJECTIVES

o    Consistently achieve company and individual objectives.

o Enhance ability to attract, recruit, and retain a top-notch professional management team.

o    Provide motivation through "win-sharing".

                               PLAN SPECIFICATIONS

1.   PARTICIPATION LEVELS

         Selected exempt associates participate in the plan. There are four levels of participation. The levels listed below are based on a position's impact on profits.

         Level             Position
         -----             --------
           A               President/CEO
           B               Corporate Executives
           C               Senior Executives
           D               Department Heads/Key Contributors

The base salary as of the beginning of the plan year (January 1st) is used for the purposes of calculating bonus payments.

2.   BONUS AWARDS OPPORTUNITY.

         Threshold, target and maximum bonus award levels as a percentage of base salary are established by level. Target award opportunities correspond to market competitive bonus opportunities.

            LEVEL     THRESHOLD           TARGET             MAXIMUM
            -----     ---------           ------             -------
              A          20%            Determined             80%
              B*        12.5%           Annually by            50%
              C          10%        Board of Directors         40%
              D         6.25%                                  25%


* For CFO, target equals plus 5% over level target.

3.   PERFORMANCE MEASUREMENT

         Award payouts will be determined based on the following determinants of performance.

         o    Company Objectives Performance

         o    Individual/Department Objectives Performance

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Poor individual performance (individual rating that "does not meet minimum expectations") will eliminate all payout to that individual regardless of associate level.

Corporate Financial Objectives Performance below the threshold level will eliminate payout for all plan participants.

4.   PERFORMANCE WEIGHTING BY GROUP

                Company Financial/Strategic         Individual/Department
    Levels           Objectives Results               Objective Results
    ------           ------------------               -----------------
       A                    100%                             --
       B                     75%                             25%
      C/D                    50%                             50%

5.   DETERMINING GOAL ATTAINMENT

          o COMPANY OBJECTIVES are established annually. Objectives can be a combination of financial and strategic initiatives. Measures are set by senior management. Measures are approved, and degree of attainment is approved by the Compensation Committee.

          o INDIVIDUAL/DEPARTMENT OBJECTIVES are established annually by participants, and degree of attainment is reviewed by the Corporate Executive and approved by President/CEO, or by the Compensation Committee in the case of the President/CEO and his direct reports.

6.   CRITERIA FOR PARTICIPATION

          o Associates must be actively employed by R. G. Barry at the close of the plan year (12/31).

          o New hires employed before June 30th will participate on a pro-rated basis. Persons hired after this date will participate in the following year. Exceptions may be made by the President/CEO. For Associates hired after June 30th, participation levels and eligibility must be included in any offer of employment letter, along with a start date of employment. The start date of employment is the entry date of the new Associate into the Performance Bonus Plan.

          o Regarding pro-ration: Associates hired or promoted into a Performance Bonus Plan eligible position from the first to the fifteenth of the month shall be considered to be hired or promoted as of the first of the month. Associates hired or promoted from the sixteenth to the end of the month shall be considered to be hired or promoted as of the first of the following month.

          o Review and approval of Performance Bonus Plan levels will be the responsibility of the President/CEO.

          o Communication of Performance Bonus Plan levels and the Annual Incentive Program to individual participants will be the responsibility of each Corporate Executive.

          o Associates who are on Short Term Disability or a Leave of Absence on 12/31 of the plan year (not actively at work) will receive a pro-rated Performance Bonus Plan payment upon their return to active full time work. Associates who do not return to active full time work will not receive a Performance Bonus Plan payment without approval of the Compensation Committee.

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          o    In the event of a newly hired, promoted or transferred Associate, the Corporate Executive must complete a Participation Worksheet, sign it and have it approved by the President/CEO in order to finalize participation.

          o Associates who are promoted from one position to another may be eligible to have their Performance Bonus opportunity increased. A Participation Worksheet must be completed to effect a change in categories. For purposes of calculating the payout, the higher percentage will be given to the Associate for the entire plan year.

          o Associates who are employed by R.G. Barry at the close of the plan year under the terms of a severance agreement will not be eligible to receive a payout unless expressly stated in the terms of the agreement, and approved by the President/CEO.

          o Associates who separate from R.G. Barry during a plan year for reasons of death or Long Term Disability will not be eligible to receive a Performance Bonus Plan payment, unless approved by the Compensation Committee